NEWS RELEASE

Ocean Power Technologies Wins Contract with Leading Oil & Gas Operator

Contract to Examine OPT’s PowerBuoy® for Gulf of Mexico Subsea Well Monitoring

During Deep Water Decommissioning Activities

Monroe Township, N.J., April 3, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, has signed a contract with a leading oil and gas exploration and production company to complete a 12-week paid feasibility study that will examine the use of OPT’s products and services in monitoring subsea wells during decommissioning activities. The work was issued under a recently announced Master Service Contract and OPT will execute the contract under its Innovation & Support Services vertical.

George H. Kirby, President and Chief Executive Officer of Ocean Power Technologies, commented, “This study will evaluate the use of our PowerBuoys® in monitoring multiple customer wells during oil field decommissioning activities in the very deep and challenging waters of the Gulf of Mexico. We believe our solutions will reduce the cost of our customer’s operations and will also increase safety and improve operational flexibility by providing an unmanned, autonomous power and communications platform. Feasibility studies are an excellent way for us to apply our solutions as the first step toward deploying our products within customer operations. We will leverage our many years of experience with marine systems and deployment services to analyze the installation and operation of OPT’s solutions in this very challenging application. More often oil and gas operators are coming to OPT to tap our expertise and solutions to tackle tough problems. I am proud that we have been selected for this study, and we look forward to working closely with this customer.”

The study will further address technical issues such as customer equipment power demands and PowerBuoy® power generation during continuous and intermittent operations, mooring design, payload survivability during storm conditions, deployment and maintenance, and complete end-to-end data solutions including communications and security requirements. Design of turn-key solutions often include the integration and mounting of specific sensors for both topside and subsea, the use of custom protective enclosures, wiring and control solutions, and considerations of total life-cycle costs, customer operational cost savings, and safety improvement. OPT’s new products, the hybrid PowerBuoy® and its Subsea Battery Solution which are currently under development will be considered as either prime or alternative solutions in the study, possibly in combination with the PB3 PowerBuoy®.

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About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PowerBuoy® and Subsea Battery Solutions product lines, along with its Innovation and Support Services line provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.